EXHIBIT 10.12

LEASE AGREEMENT NO. BMA-Dl-99001
December 07, 1999.

LEASE AGREEMENT ENTERED BY AND BETWEEN BANCO UNION S.A. AS FIDUCIARY OF, BAJA DEL MAR, S. A. DE C. V., REPRESENTED BY LIC. FRANCISCO RUBIO CARDENAS, IN HIS CAPACITY AS LEGAL REPRESENTATIVE HEREINAFTER REFERRED TO AS THE “LANDLORD”, BAJA DEL MAR, S.A. DE C.V. ALSO REPRESENTED BY MR. FRANCISCO RUBIO CARDENAS AND ON THE OTHER HAND BLOCK MEDICAL DE MEXICO, S.A. DE C.V. REPRESENTED BY MR. FARZIN GHAFOURI, IN HIS CAPACITY AS LEGAL REPRESENTATIVE HEREINAFTER REFERRED TO AS THE “TENANT”; AND I-FLOW CORPORATION, AS GUARANTOR, REPRESENTED BY MR. JAMES DAL PORTO, VICE-PRESIDENT, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

S T A T E M E N T S:

I. LANDLORD REPRESENTATIVE STATES

A)	That on July 24, 1986, under Public Instrument No. 25,340 Vol. 490 executed before Lic. Eduardo Illades Moreno, Notary Public No. 6 for the city of Tijuana, Baja California, the Mexican Mercantile Company “Baja del Mar, Sociedad Anónima de Capital Variable” was incorporated, and that such company was duly recorded at the Public Registry of Property and Commerce of Tijuana, Baja California, México, under record number 18,255, volume 35, Second Auxiliary Commerce Section.

B)	That on August 30, 1988, under Public Instrument No. 52,878, Vol. 908, executed before Lic. Xavier Ibañez H., Notary Public No. 3., for the City of Tijuana, Baja California, Banco Union, S.A. was appointed as Fiduciary and Trustee of an Irrevocable Trust established for the benefit of the company above mentioned, with respect to a real property located south-east on Parcel No. Ninety Six, adjacent to the South irrigation channel of the Rodríguez Dam with an area of 71,264 square meters; and that such public instrument was duly recorded at the Public Registry of Property and Commerce of Tijuana, Baja California, México, under record number 73,002, volume CDLVI, Civil section.

C)	That on October 26, 1989, under Public Instrument No. 22,510, Vol. 390, executed before Notary Public No. 14 of Mexico City, D. F., Banco B.C.H., S.N.C. (currently Banco Union, S.A.) as Fiduciary of Baja del Mar, S.A. de C.V., granted a Power of Attorney to Lic. Francisco Rubio Cárdenas that includes the authority to execute this Lease Agreement. Furthermore, Mr. Francisco Rubio Cárdenas states under oath that such authority has not been limited nor revoked.

D)	That within the property mentioned in statement I-B, LANDLORD is the owner and built the Industrial Building identified as D-1 with a total surface of 25,738 square feet, which includes 1,882 square feet of mezzanine office space. The location, distribution, measurements and characteristics are described in Exhibits “A” and “B” hereto, (exhibits that are duly signed by the parties hereof). The Industrial Building includes the following leasehold improvements that are part of the LANDLORD’s property and are included in the rent of such building, as follows:

•	Air conditioning in mezzanine office space.

•	R-11 insulation on roof.

E)	That the LEASED PREMISES have water, sewage and water reservoir, with power and service for telephone lines allocated at the premises.

F)	That the LEASED PREMISES are available to TENANT for the industrial use sought by TENANT, due to its nature and to its location in accordance to the Internal Rules and Regulations of LA MESA INDUSTRIAL PARK, included herein as Exhibit “C”, which duly signed form an integral part of this agreement.

G)	LANDLORD has obtained all legal permits required by Mexican law.

II. TENANT’S REPRESENTATIVE STATES:

A)	That TENANT is a corporation legally incorporated in accordance to the applicable laws of the Republic of Mexico, with legal capacity to enter and bind itself by this Lease, as stated in Public Instrument No. 42,289, Vol. 839, executed before Mr. Eduardo Illades Moreno, Public Notary No. 7, for the city of Tijuana, Baja California.

CLAUSES

FIRST. LEASE OBJECTIVE

     Under the terms and conditions stated herein, LANDLORD hereby leases to TENANT, Building D-1, of LA MESA INDUSTRIAL PARK, referred to in statement 1-D above.

     LANDLORD declares that during the term of this agreement, it has all property rights over the LEASE PREMISES, and warrants that TENANT shall have the peaceful use and enjoyment of the same.

SECOND. TERM

     The initial term of this Lease, shall be of 5 (five) years, commencing on January 1st, 2000.

     Notwithstanding the starting date of this Lease, TENANT shall have right to access the LEASED PREMISES, in order to install accessories and equipment, at any time, after the execution hereof.

     TENANT has the option to renew the term of this lease for 2 (two) additional periods of 3 (three) years each, through written notice to LANDLORD for such purposes at least one hundred and twenty (120) calendar days prior to the termination of the initial term or any of its renewals.

THIRD. LEASE RATE

     Both parties agree that the price of the lease will be a monthly rent in the amount in Mexican currency that is necessary to purchase the amount of $10,037.82 Dlls. (Ten thousand and thirty seven dollars 82/100 U.S. Cy.) payable in advance on the first day of each calendar month at LANDLORD’s domicile located at Calle E #4, Fracc. Rubio, La Mesa, in Tijuana, Baja California.

     LANDLORD hereby receives an amount in Mexican currency enough to purchase the amount of $10,037.82 Dlls. (Ten thousand and thirty seven dollars 82/100 U.S. Cy.) as payment for the first month of rent, and issues hereby the broadest receipt available by law.

     The parties agree that starting the thirteenth month of this Lease, the monthly rent shall be increased annually in accordance to the Consumer Price Index (C.P.I.) for San Diego, California, with a 5% maximum annual increase, as published by the Department of Labor Statistics of the United States of America, based on the average increase of this index for the 12 months prior to the increase that corresponds.

     Both parties agree that in the event of late payment of rent, TENANT shall pay 3% monthly penalty starting the 6th day as from the date on which the rent is due and payable.

FOURTH. SECURITY DEPOSIT.

     Upon signature of this Lease, TENANT shall deliver to LANDLORD the amount in Mexican currency that is necessary to purchase the amount of $10,037.82 Dlls. (Ten thousand and thirty seven dollars 82/100 U.S. Cy.) as security deposit, in whole or in part, as the case may be, for the compliance of each of the provisions binding TENANT, arising from this Lease. The aforementioned amount of deposit shall be returned to TENANT upon termination of this Lease, or of the individual options of the extension exercised, provided there is no balance due to LANDLORD and that TENANT returns the LEASED PREMISES in good condition, taking into consideration the normal deterioration of the same due to its use. It may also be applied in lieu of rent for the last month of the lease or its extension periods, at the option of TENANT. TENANT shall not be entitled to receive interests from LANDLORD on such deposit.

FIFTH. USE OF THE LEASED PREMISES

     TENANT shall use the LEASED PREMISES for its non-polluting industrial activities, mainly those related to the assembly of medical equipment or other assemblies, in accordance with applicable environmental legislation and will not generate odors, gases, smoke, vibrations, dust, nor noises, which constitutes a nuisance, or is damaging to LANDLORD or to third parties.

     Both parties bind themselves to the Interior Rules and Regulations of LA MESA INDUSTRIAL PARK, which is enclosed as Exhibit “C”.

SIXTH. RENT ABATEMENT

     In the event that the LEASED PREMISES are damaged or destroyed, by any cause, not attributable to TENANT, and that such damage hinders the use of the LEASED PREMISES for the intended lease purpose, LANDLORD shall determine within the next thirty (30) days following LANDLORD’s acknowledgement of said damage or destruction, if the LEASED PREMISES can be restored or rebuilt within the next six (6) months, and shall notify TENANT of this determination. If LANDLORD resolves that the LEASED PREMISES cannot be restored or rebuilt within the six (6) months period, both LANDLORD and TENANT shall be entitled to terminate this Lease through written notice to the other party.

     If LANDLORD determines that the LEASED PREMISES can be restored or rebuilt within the next six (6) months following the date of notice of the casualty, LANDLORD at its own expense, will proceed to rebuild or restore the LEASED PREMISES, waiving the right to receive rental fees during the period of reconstruction provided that the cause is not attributable to TENANT.

     It is hereby established, that in case of partial destruction of the LEASED PREMISES, from causes not attributable to TENANT, the rent shall be partially abated to which TENANT is affected in the use of the LEASED PREMISES. This binds TENANT to provide written notice to LANDLORD no later than one (1) working day following the acknowledgement by TENANT of the damage.

SEVENTH. GUARANTOR

     I-Flow Corporation through its representative Mr. James Dal Porto, at 20202 Windrow Dr., Lake Forest, CA 92630 constitutes itself as TENANT’s guarantor, guaranteeing all TENANT’s obligations hereunder, and this obligation shall not cease until LANDLORD receives to its satisfaction the LEASED PREMISES.

EIGHTH. ALTERATIONS BY TENANT

     TENANT shall be entitled to make interior alterations to the LEASED PREMISES, at its sole and exclusive expense, as long as such alteration do not affect its structural integrity or exterior appearance. Thus, TENANT agrees not to make any alteration that could affect the structural integrity or exterior appearance, without prior consent by LANDLORD. The request for such alterations shall be shown on a set of plans and specifications submitted to LANDLORD for its authorization. If LANDLORD does not opposes during a period no longer than ten (10) days to such alteration, it shall be understood that LANDLORD has granted its authorization. TENANT agrees to return the LEASED PREMISES to LANDLORD in the conditions and with the characteristics it has to the date of execution of this Lease, except for the deterioration it may suffer from the normal use, being obligated to pay for losses or damages that LANDLORD may suffer for the removal of said improvements in order to return the LEASED PREMISES to its original state.

NINTH. UTILITIES OF THE LEASED PREMISES

     TENANT agrees to pay, the periodic costs of the utilities that are available or will be available for the LEASED PREMISES, such as electricity, water, telephone, etc., thus TENANT shall deal directly with the individual or company which renders such utilities, and shall be responsible for payment of damages to LANDLORD or third parties due to misuse of the utilities.

TENTH. MAINTENANCE OF THE LEASED PREMISES BY LANDLORD

     LANDLORD shall keep in good working order during the term of this Lease, the roof, exterior walls, exterior doors, floors and other structural components of the LEASED PREMISES, including water storage systems and associated piping. Repairs thereto necessary for their good functioning shall be completed promptly and at LANDLORDS expense, including reasonable preventive maintenance.

ELEVENTH. MAINTENANCE OF THE LEASED PREMISES BY TENANT

     TENANT will maintain the electrical and plumbing systems (including bathrooms) and the hydrophneumatic pump (excluding water storage systems and related piping), the interior painting and carpeting, non structural walls, partitions and ceilings, ventilation and air conditioning systems and ducts, doors and windows, in good order and condition at all times, and will make all necessary repairs thereto at its own expense, including reasonable preventive maintenance. TENANT shall not permit undue accumulations of garbage, trash, rubbish and other refuse, inside, outside or in the loading and unloading zones. TENANT will not use the roof as a storage area.

     All leasehold improvements mentioned in statement I-D hereof, shall be maintained by TENANT.

TWELFTH. RIGHT TO SUBLETTING

     TENANT shall be entitle to sublease in whole or in part the LEASED PREMISES for industrial purposes, in accordance to the applicable environmental legislation, only with previous written authorization by LANDLORD, in the understanding that TENANT shall be liable for the obligations contained hereunder.

THIRTEENTH. TERMINATION OF THE LEASE BY TENANT

     TENANT shall be entitle to terminate the Lease at any time, in the event of any circumstance of force majeure, fortuitous accident or acts of Government that substantially hinder or prevent TENANT’s industrial use of the LEASED PREMISES. In the case that TENANT exercises this right, TENANT shall notify LANDLORD in writing sixty (60) days prior to effective termination date.

FOURTEENTH. INSURANCE

     During the term of this Lease Agreement TENANT shall pay LANDLORD yearly on the anniversary date of the Lease Agreement the amount of $2,553.89 Dlls. (Two thousand five hundred and fifty three dollars 89/100 U.S. Cy.) as payment of adequate insurance policies, against any damage caused to the LEASED PREMISES by: fire, lighting, explosions, airplane collisions, smoke, storms, collisions of any type of vehicle, strike, popular or student disturbances, acts of vandalism and flood, and acts by TENANT’s employees, workmen, contractors, vendors, clients, visitors and officers. This policy does not include building’s contents.

FIFTEENTH. PAYMENT OF VALUE ADDED TAX

     The Value Added Tax caused by this Lease shall be paid by TENANT and declared by LANDLORD.

SIXTEENTH. DOMICILE

     For all legal effects arising from this Lease, the Parties designate the following domiciles:

THE LANDLORD Calle E #4 Fracc. Rubio, La Mesa Tijuana, B. C.

THE GUARANTOR 20202 Windrow Drive Lake Forest, CA 92630

THE TENANT Av. Noruega Bldg. D-1 La Mesa Industrial park Paseo Reforma S/N, Fracc. Rubio, La Mesa Tijuana, B.C. MEX.

     Any notices to be given hereunder shall be in writing and shall be delivered personally to the other party, or sent by certified mail or specialized mail (DHL, UPS, Fed-Ex, etc.), to the domicile mentioned above, in which case the corresponding notice shall be deemed delivered fourteen (14) days after the mailing date therefrom.

SEVENTEENTH. ASSIGNMENT BY LANDLORD; SUBORDINATION

     LANDLORD may assign its rights under this Lease to a Lending or Banking Institution, whether it be national or foreign, or any other legally incorporated Corporation or individual, provided that the assignee or purchaser of said rights agrees not to disturb the possession of the LEASED PREMISES or any other right of TENANT derived from this Lease, provided TENANT continues to comply with the obligations herein. In the event of acquisition of the LEASED PREMISES, said assignee shall be bound to accept TENANT under the terms of this Lease Agreement and to comply with the provisions imposed upon LANDLORD hereto, TENANT agrees to recognize said assignee or any other individual who acquires the property of the LEASED PREMISES.

     Exclusively for the aforementioned purposes TENANT and Guarantor shall provide LANDLORD with a copy of the last Financial Statements published and any other documentation needed by TENANT such as the Dun & Brad Street Report, within the 10 (ten) days following the reception of the corresponding notice.

     In the event of such assignment, LANDLORD shall notify TENANT in writing of such assignment and TENANT shall have the obligation to make all rental payments thereafter at the domicile of the Credit Institution, Corporation or individual to which this Lease was assigned to, provided said payments do not violate applicable fiscal and exchange control laws and regulation.

EIGHTEENTH. GOOD FAITH, AUTHORITY AND INTENTIONS

     Both parties declare, that in the execution hereof, there has not been any error, violence or bad will against the other party, and that they have sufficient authority which has not been revoked, diminished or limited in any matter whatsoever.

NINETEENTH. NON-COMPLIANCE

     The parties covenant and agree, that non-compliance of any of the provisions by a party, will originate in favor of the other party the right to, either, request the forceful compliance or the termination of this Lease.

TWENTIETH. GOVERNING LAW

     The parties expressly agree that for the interpretation and enforcement of this Lease they will submit themselves to the jurisdiction of the courts of the city of Tijuana, Baja California and to the applicable laws thereto waiving any other jurisdiction that may be applicable for the reason of their present or future domiciles.

     The spanish language version of this lease will prevail.

     The Parties hereto, have read the contents of this Lease and are aware of the legal consequences of all and each of the provisions herein and agree to be bind at all times by them, and signed this agreement before witnesses on November 30th, 1999 in the city of Tijuana, Baja California.

LANDLORD BANCO UNION, S.A. fiduciary of BAJA DEL MAR, S.A. DE C.V. /s/ Francisco Rubio Cárdenas	TENANT BLOCK MEDICAL DE MÉXICO, S.A. DE C.V. /s/ Farzin Ghafouri

Lic. Francisco Rubio Cárdenas Legal Representative BAJA DEL MAR, S.A. DE C.V. /s/ Francisco Rubio Cárdenas Lic. Francisco Rubio Cárdenas Legal Representative WITNESS /s/ [unintelligible]	By: Mr. Farzin Ghafouri Legal Representative GUARANTOR I-FLOW CORPORATION /s/ James J. Dal Porto By: Mr. James Dal Porto